              Schedule 14A Information required in proxy statement.
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
              Securities and Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Preliminary Additional Materials
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
     (e) (2) )
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.149-11 (c) or Section 240.14

     Morgan Stanley Institutional Fund Trust

     ------------------------------------------------
     (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(j) (4) and 0-11.

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                                IMPORTANT NOTICE
                      MEETING ADJOURNED TO NOVEMBER 30, 2006

The Special Meeting of Shareholders of Morgan Stanley Institutional Fund Trust
has been adjourned, in part, a fourth time to November 30, 2006 in order to solicit additional shareholder votes with respect to certain Portfolios on certain matters.

Please take a moment to cast your vote and return the proxy card in the envelope provided. If it is more convenient, you may cast your vote via the Internet or by telephone. Please see the enclosed proxy card for instructions to vote by
Internet or by telephone.